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PEOPLESOFT, INC.

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Agenda Board focused exclusively on stockholder value Unique software franchise with momentum Strong Q3 execution Outstanding Q4 prospects Compelling 2005 plan PeopleSoft is worth significantly more than $24/share

Board Focused Exclusively on Stockholder Value Since initial Oracle offer, PeopleSoft's Board: Met 59 times Established a Transaction Committee of independent directors Transaction Committee met 31 times Thoroughly reviewed all offers with financial and legal advisors Recognized risk of extensive regulatory delays to stockholders Took prudent action to protect stockholders' interests Board will continue to serve PeopleSoft stockholders' interests

Entered Q4 with a robust pipeline... Strong Q3 Performance Exceeded All Expectations $161 million in license revenue 24% sequential growth More than double Oracle's applications revenue Record total revenue of $699 million, 12% growth 138 new customers 31 contracts signed over $1 million Largest contract ever ($50+ million) $76 million in operating cash flow

Outstanding Q4 Outlook License revenue $175 - $185 million 12% sequentially Total revenue $700 - $715 million (quarterly record) Pro forma EPS $0.20 - $0.22 24% sequentially GAAP EPS $0.14 - $0.16 114% sequentially Entered Q4 with a robust pipeline... Note: All growth rates assume midpoint of guidance ranges. Pro forma EPS excludes GAAP purchase accounting adjustments including amortization of intangibles (approximately $0.04 per share impact) and Oracle-related costs (approximately $0.02 per share impact).

2004: A Year of Accomplishments Record total revenue 12% license revenue growth - higher than industry estimates(a) Record pro forma EPS(b) Successful completion of J.D. Edwards integration Continued strong customer momentum Over 400 new customers YTD (vs. 350 last year) Largest contract ever Extended our lead over Oracle as strong #2 in Enterprise Applications Building on success Energized management and employee base continue to drive value Industry estimates for total 2003-2004 applications market growth include Gartner (4%) and AMR (11%). Using high end of PeopleSoft management Q4 pro forma EPS guidance of $0.22. The Facts: Our Performance is Self-Evident

Driving Value in 2005 Executing on clearly defined growth initiatives Focusing relentlessly on operational efficiency Building on product and technology leadership

2005 Guidance License Revenue $640 - $655 Total Revenue $2,800 - $2,900 Operating Margin 20%+ Earnings per Share $1.05 - $1.10 Operating Margin 16%+ Earnings per Share $0.82 - $0.87 Note: Pro forma EPS excludes GAAP purchase accounting adjustments including amortization of intangibles (approximately $0.19 per share impact). Pro forma EPS also excludes Oracle-related costs (approximately $0.04 per share impact). Pro forma operating margin excludes amortization of intangibles (approximately 3% impact on operating margin) and Oracle-related costs (less than 1% impact on operation margin). ($ in millions, except per share data) Pro Forma GAAP

A Clear Path to 2005 Earnings Guidance 2004 Projected Results $0.72(a) $0.33(a) Driving EPS Growth: License Revenue $0.05 - $0.07 Maintenance Revenue $0.14 - $0.16 Professional Services $0.03 - $0.03 Operating Efficiency $0.11 - $0.12 Subtotal $0.33 - $0.38 2005 Projected Results $1.05 - $1.10 $0.82 - $0.87(b) EPS Growing Faster Than Revenue Pro Forma EPS GAAP EPS Assumes high end of management guidance for Q4 (pro forma EPS $0.22). Note: Includes difference of $0.16 in GAAP adjustments between 2004 and 2005.

AMR (d) IDC (e) Gartner (f) Industry Analysts (d) License Growth Consistent with Industry Analyst Expectations 2004E License Revenue $597 - $607 2005 License Growth to Achieve Guidance $33(a) - $58(b) License Growth Required to Achieve 2005 Guidance(c) 5% - 10% CY 2005E License Revenue Guidance $640 - $655 (a) If high end of Q4 achieved ($607 million), $33 million will be required to achieve low end of 2005 guidance ($640 million). If low end of Q4 achieved ($597 million), $58 million will be required to achieve high end of 2005 guidance ($655 million). Implied license growth rate based on reported YTD 2004 license revenue plus Q4 2004 license revenue guidance. Source: AMR 2004 research reports. Source: IDC 2004 research reports. Source: Gartner 2004 research reports. License Growth Industry Estimates + Focusing on gaining share vs. SAP and extending lead over Oracle ($ in millions)

CSFB CIO Survey: Customer Intentions Support License Growth PeopleSoft SAP Siebel Lawson East 17 12 9 -9 Net Increase / (Decrease) in Applications Spending Intentions Note: Oracle was not included on CSFB questionnaire as an applications vendor Source: CSFB CIO Survey of 100 CIOs of Fortune 1000 companies dated 9/7/04 regarding customers' 2004 spending intentions.

Driving Maintenance Revenue Extended support Tiered support Packaged programs Reinstatement program Installed base of 12,750 customers, a significant opportunity Associated Revenue Growth $40 - $50 2004-2005 Maintenance Revenue Growth Traditional Revenue Targeted Initiatives Drivers ($ in millions) $110 - $130 Total Significant Bottom Line Impact New license sales Resubscriptions $70 - $80

Optimizing Professional Services Revenue Opportunities: PeopleSoft NOW - innovative revenue program launched 2004 Improving attach rates - targeted campaign Innovative training delivery - e-learning Efficiency: Increasing use of Labs - low cost Increasing offshore resources - lowest cost Increasing utilization - EMEA/JPAC

Relentless Focus on Operational Efficiency 2000 2001 2002 2003 2004 2005 GAAP 4 12 13 5 6 16 Pro Forma 2 0 1 10 9 5 GAAP 6 12 14 15 15 20 Operating Margin Latest four quarters as if combined (pre-synergies) through 3/31/03 for PSFT and 4/30/03 for JDEC. PSFT + JDEC(a) ~11% combined operating margin

Building on Product and Technology Leadership

Upside Opportunities in 2005

- Renewed focus on HCM leadership
  - Offerings for Workforce Planning & Scheduling, Incentive Compensation, Recruiting
  - Gartner: HCM to grow 8% in 2005; newer applications significantly higher
- Analytic applications a major initiative
  - EPM 8.9 delivers major enhancements
  - Introduction of operational analytics across product lines
  - IDC: 11%+ CAGR
- Exploit industry leadership in demand-driven manufacturing (EnterpriseOne 8.11)
  - SMB and manufacturing divisional plants
- Demonstrate Web Services leadership
  - Key foundation for move to composite applications/SOA
  - Leverage IBM partnership

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PeopleSoft.

Emerging Market Opportunity: On-Demand Applications Market for On-Demand Applications is exploding Gaining traction in companies of all sizes Very successful IPOs of Salesforce.com and RightNow Established ERP vendors virtually absent Significant opportunity for PeopleSoft HCM point solutions delivered as a software service to large organizations (e.g. Recruiting) HCM and Financials offerings to SMB market

Board Conclusions on Oracle's Latest Offer

Undervalues PeopleSoft on nearly every valuation metric:

- **PeopleSoft's standalone value**
  - ✓ Strong Q4 outlook, compelling 2005 plan
  - ✓ Valuation multiples of enterprise software leaders
  - ✓ Historical PeopleSoft valuation multiples
  - ✓ Improving competitive position
  - ✓ Improving operating environment
- **More valuable to Oracle than at time of $26 offer**
  - ✓ Growing PSFT installed base
  - ✓ Declining Oracle applications business
- **Well below valuation metrics for strategic software acquisitions**

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PeopleSoft.

Note: Stock prices and estimates as of November 10, 2004. Calendar year 2004 and 2005 EPS estimates from First Call. Trading Multiples of Software Industry Leaders 33.6x 29.4x 46.6x 34.5x 24.6x 21.9x 36.5x 32.0x 40.4x 32.0x 23.6x 22.5x 24.8x 21.9x 23.2x 20.7x 2004 P/E Software Leader Valuation Multiples 2005 P/E

Implied PeopleSoft Prices at Relevant Multiples $0.77 (a) $19.25 $23.10 $26.95 $0.95 $23.75 $28.50 $33.25 $1.05 $26.25 $31.50 $36.75 $1.10 $27.50 $33.00 $38.50 $1.20 $30.00 $36.00 $42.00 Analyst 2005 consensus as of 11/10/04 is $0.77, which does not reflect current management guidance. Management guidance is $1.05 - $1.10 (pro forma). EPS 25x 30x 35x Illustrative Trading P/E Multiple 2005 Plan(b)

PeopleSoft is Growing in Value

Accomplishments

- ✓ 418 new customers YTD
- ✓ 9% increase in deferred maintenance revenues
- ✓ $422 million of new licenses
- ✓ Successful JDEC integration
- ✓ Strong Q3 results
- ✓ Generated $248 million in incremental cash
- ✓ Robust Q4 pipeline

Implications For Oracle

Financial Attractiveness

- Greater cross/up-sell potential
- Higher recurring maintenance revenue
- More PSFT cash to fund offer
  - $4.50 per share total
- "Earnings contribution from PSFT will expand over time"[(a)]

PeopleSoft: Strategic Imperative

- Clear #2 apps position
- Only viable alternative to SAP
- Declining Oracle applications business
- Missing link to Oracle's "stack" aspirations

(a) Oracle Inues for presentation dated 11/9/04.

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PeopleSoft.

CY Q4'03 CY Q3'04 PSFT 605 662 ORCL 107 69 2003A 2004E(a) PSFT 538.4 602 ORCL 107 69 PeopleSoft is More Valuable To Oracle Today Absent PeopleSoft, Oracle appears to have no credible applications growth strategy PSFT Deferred Maintenance Revenue Balance PSFT License Revenue 11.8% 9.4% PSFT Total Customers ORCL Application License Revenue CY Q4'03 CY Q3'04 PSFT 12139 12753 ORCL 107 69 CY Q3'03 CY Q3'04 PSFT 538.4 600 ORCL 107 69 5.1% 35.5% Assumes midpoint of Q4 management guidance range.

Oracle's "Best" Offer is 24% Lower Relative to PSFT Maintenance Revenue Enterprise $8.60 bn $7.63 bn 11% Value(a) Maintenance $1.19 bn(b) $1.40 bn(c) 18% Revenue Enterprise Value/ 7.2x 5.5x 24% Maintenance Revenue Multiple Enterprise Value represents implied PSFT equity value (treasury stock method) at offer price, plus synthetic leases, less cash and cash equivalents at time of offer. Represents PSFT 2004E pro forma maintenance revenue. Source: Prudential equity report as of 3/3/04. Represents pro forma PSFT YTD 2004 maintenance revenue as of 9/30/04 (excluding purchase accounting impact) annualized, plus $120 million (the midpoint of management range of maintenance revenue growth in 2005). " ...We are retaining [PeopleSoft's] very valuable maintenance revenue, again that's the real revenue stream behind this that makes this transaction work for us ... We want the renewal rates to be high, and if they're high, the transaction pays for itself" --Chuck Phillips 7/17/03 At $26 Offer Feb-2004 At $24 Offer Today Change

PeopleSoft is More Valuable to Oracle Oracle testified to $1.178 billion in annual cost savings(a) "Massive reduction in fixed costs" Reduction of 6,000 people "And if you leave the efficiencies flat annually, though I personally believe they are going to increase...its [net present value of efficiencies is] $4 billion"(a) "We maintain our view that any price up to the low 30s could be accretive to Oracle"-Tad Piper, Piper Jaffray, 11/2/04 Oracle Can Pay Significantly More Given its Own Observations on PeopleSoft's Value Source: Safra Catz's testimony regarding efficiencies, 6/24/04.

Oracle's Day of Reckoning - January 10, 2005 PeopleSoft is suing in California for over $1 billion in damages plus additional punitive damages Suit seeks redress for Oracle's interference with customers and prospective customers Jury trial in Alameda County, California Oracle trying to avoid facing the jury Tried to remove case to federal court The federal court returned it to state court in Alameda County Told the Alameda Court not to set a trial date The Court originally set a date of November 1, 2004 Told the Alameda Court on dozens of occasions the trial could not take place until late 2005 The Court set a firm date of January 10, 2005 Oracle filed numerous counterclaims against PeopleSoft and its directors only later to abandon many of those claims

Offer Far Below Comparable Transaction Precedents (a) Using implied transaction value and equity analyst consensus estimates for the next four quarters or next calendar year EPS at announcement; Source: FactSet, First Call and Wall Street Research. (b) PeopleSoft / Vantive, PeopleSoft / J.D. Edwards, EMC / Legato and EMC / Documentum, Ariba / Freemarkets and Computer Associates / Netegrity multiples are based on forward calendar year. (c) In conjunction with the announcement of the transaction, Netegrity pre-announced an earnings shortfall. Equity analysts' consensus EPS estimate was subsequently lowered from $0.35 to $0.28 for CY2005. (d) First Call analyst consensus of $0.77 as of 11/10/04. Midpoint of current management pro forma guidance is $1.08 for 2005. SEBL/ Scopus 3/98 PSFT/ Vantive 10/99 (b) MSFT/ Great Plains 12/00 Peregrine/ Remedy 6/01 Fair Isaac/ HNC 4/02 MSFT/ Navision 5/02 IBM/ Rational 12/02 Veritas/ Precise 12/02 PSFT/ JDEC 6/03 (b) EMC/ Legato 7/03 (b) EMC/ DCTM 10/03 (b) SunGard/ SCTC 12/03 Ariba/ FMKT (b) 1/04 CA/ NETE 10/04 (b) (c) 2005 PSFT (d) Existing 62 50.8 38 49.5 44.4 42.3 43.8 47.1 37.1 50.3 64.1 26.6 27.2 38.4 New 22.2 9 62 50.8 38 49.5 44.4 42.3 43.8 47.1 37.1 50.3 64.1 26.6 27.2 38.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 M&A Transaction Forward P/E Multiples(a) Implied PSFT Multiples at $24.00 Oracle Offer:

$24 Oracle Offer Still Significantly Undervalues PeopleSoft Relevant Valuation Benchmarks (Forward P/E) Note: SAP and SEBL per First Call consensus as of 11/10/04. (a) Mean of 2005E P/E multiples of BEAS, CA, MERQ, MSFT, ORCL, SAP, SEBL and VRTS. First Call consensus as of 11/10/04. Represents average of 2002 and 2003 historical median rolling next twelve month (NTM) P/E multiples (daily, using trading days only) based on IBES median EPS estimates per FactSet. (c) Per Safra Catz testimony on 10/11/04 discussing how Oracle modeled PeopleSoft 2004 EPS of $0.85 (First Call estimate was $0.90). Represents average of the following 14 precedent large enterprise software transactions: Siebel / Scopus (03/98), PeopleSoft / Vantive (10/99), Microsoft / Great Plains (12/00), Peregrine / Remedy (06/01), Fair Isaac / HNC Software (04/02), Microsoft / Navision (05/02), IBM / Rational (12/02), Veritas / Precise (12/02), PeopleSoft / J.D. Edwards (6/03), EMC / Legato (7/03) and EMC / Documentum (10/03), Sungard / SCTC (12/03), Ariba / FMKT (1/04), and CA / Netegrity (10/04). Estimate at midpoint of current management pro forma guidance is $1.08. Software Leaders Index (a) SAP at Market Historical PSFT Multiple (b) SEBL at Market ORCL $26 Offer for PSFT (c) Selected Transactions (d) ORCL $24 Offer for PSFT (e) P/E 26.9 29.4 32.2 34.5 30.6 44.4 22.2 low 26.9 26.9 26.9 26.9 26.9 26.9 26.9 high 44.4 44.4 low 22.2 22.2 22.2 22.2 22.2 22.2 22.2 ~20-50% Discount Implied by Oracle Offer

The Stakes Are High But The Choice Is Clear Board will continue to act in stockholders' interest We believe Oracle's actions and statements are intentionally damaging to your investment Compelling future with substantial upside We need your support to maximize the value of your PeopleSoft shares

Appendix

Customer Confidence Drives Stockholder Value

- Customer Assurance Program ("CAP")
  - Enhance customer confidence → drives purchases
- Since CAP initiated, PeopleSoft has grown its installed base significantly:
  - Added more than 700 new customers to installed base
  - Closed over 3,600 license transactions
  - Generated more than $800 million in license revenues
- Increasing installed base drives incremental revenue opportunity
  - $2+ billion[a] of maintenance + services + cross/up sell
- Oracle "…has no intention of tripping these triggers…"[b]
  - "… We've always said we would support [PeopleSoft products]… we will [eventually] come up with a next release, a version 9…"[c]

Delaware court commented that current CAP largely answers questions and objections raised by Oracle

(a) Based on license revenues of $800mm, maintenance attach rate of 20% and renewal rate of 90% over 10 years and 1.25x services to license ratio, in line with historical norms.
(b) Source: Oracle proxy statement, filed 2/24/04.
(c) Source: Jeff Henley, Oracle Chairman.

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PeopleSoft.

Pro Forma to GAAP Reconciliation

PEOPLESOFT BELIEVES ORACLE CREATES MISLEADING IMPRESSIONS
REGARDING SHAREHOLDER REACTION TO TENDER OFFER

PLEASANTON, Calif. — November 16, 2004 - PeopleSoft, Inc. (Nasdaq: PSFT) today issued the following statement regarding investor response to Oracle Corporation’s (Nasdaq: ORCL) unsolicited $24 per share tender offer for PeopleSoft:

Many of our largest stockholders, including Capital Guardian, have told our directors and executive officers in meetings over the last several days, they believe PeopleSoft is worth significantly more than $24 per share.

We believe that Oracle’s disclosure of Capital Guardian’s tender plans was made to intentionally create the wrong impression that Capital Guardian endorses the $24 offer. We have spoken to Capital Guardian since Oracle issued its release today and Capital Guardian reiterated that they believe PeopleSoft is worth substantially more than $24 per share. We continue to believe, and have been told by several significant stockholders, that stockholders understand that the tender offer is merely one more step in this lengthy process and may tender their shares for a variety of reasons, even if they share the PeopleSoft Board’s strongly held view that PeopleSoft is worth more now than when Oracle made its $26 offer.

# # #

About PeopleSoft

PeopleSoft (Nasdaq: PSFT) is the world’s second largest provider of enterprise application software with 12,750 customers in more than 25 industries and 150 countries. For more information, visit us at www.peoplesoft.com.

Forward-Looking Statements

This press release may contain forward-looking statements that state PeopleSoft’s intentions, beliefs, expectations, or predictions for the future. Forward-looking statements often include use of the future tense, words such as “will”, “intends”, “anticipates”, expects”, and similar conditional or forward-looking words and phrases. You are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward-looking statements are only as of the date they are made and PeopleSoft undertakes no obligation to update or revise them. Forward-looking statements in this press release include those relating to PeopleSoft’s anticipated future revenues, operating margins and earnings per share and other statements relating to the Company’s future prospects, actions and performance and the lawsuit against Oracle scheduled to go to trial in January 2005. Forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: the costs and disruption to PeopleSoft’s business arising from the Oracle tender offer and related litigation; the Company’s ability to successfully complete the integration of J.D. Edwards into PeopleSoft and to achieve anticipated synergies;

economic and political conditions in the U.S. and abroad; the ability to complete and deliver products and services within currently estimated time frames and budgets; the ability to manage expenses effectively; the ability to achieve revenue from products and services that are under development; competitive and pricing pressures; and other risks referenced from time to time in PeopleSoft’s most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q, each as filed with the SEC and available without charge at www.sec.gov and www.peoplesoft.com.

Important Additional Information

PeopleSoft’s Board of Directors will be soliciting proxies for use at the 2005 Annual Meeting of Stockholders, and any adjournment or postponement thereof, to vote in favor of a slate of directors to be nominated by the Board of Directors and to vote on any other matters that properly come before the 2005 Annual Meeting. Promptly after filing its definitive proxy statement for the 2005 Annual Meeting with the SEC, PeopleSoft will mail the 2005 Proxy Statement and a WHITE Proxy Card to each PeopleSoft stockholder entitled to vote at the Annual Meeting.

PeopleSoft has engaged Innisfree M&A Incorporated to assist it in soliciting proxies from its stockholders. PeopleSoft has agreed to pay customary compensation to M&A Incorporated for such services and to indemnify M&A Incorporated and certain related persons against certain liabilities relating to or arising out of the engagement. Certain representatives of Citigroup Global Markets Inc. and Goldman, Sachs & Co., financial advisors to PeopleSoft, and directors, officers and employees of PeopleSoft may solicit proxies for the 2005 Annual Meeting, although no additional compensation will be paid in connection with any such solicitation.

PeopleSoft has filed a Solicitation/Recommendation Statement on Schedule 14D-9 regarding Oracle’s tender offer that contains information regarding the potential interests of members of the Board of Directors and members of management in the tender offer. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of February 10, 2004 is contained in PeopleSoft’s definitive proxy statement for the 2004 Annual Meeting of Stockholders, dated February 20, 2004. PeopleSoft stockholders should read the Schedule 14D-9 and the 2005 Proxy Statement when it is filed with the SEC (including any amendments to such documents) because these documents contain (or will contain) important information. The 2005 Proxy Statement (when filed), the 2004 Proxy Statement, the Schedule 14D-9 and other public filings made by PeopleSoft with the SEC are available without charge from the SEC’s website at www.sec.gov and from PeopleSoft at www.peoplesoft.com.

Contacts

Steve Swasey
PeopleSoft, Inc.
Public Relations
(925) 694-5230
steve_swasey@peoplesoft.com

Bob Okunski
PeopleSoft, Inc.
Investor Relations
(877) 528-7413
bob_okunski@peoplesoft.com

Joele Frank/Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
jf@joelefrank.com/ewb@joelefrank.com